Designated Filer: FEINBERG LARRY N
Issuer & Ticket Symbol: Biolase, Inc. [BIOL]
Date of Event Requiring Statement: November 10, 2016

Explanation of Responses:
(1)
Oracle Partners, L.P. (“Partners”) owns 9,687,646 shares of Common Stock.  Oracle Institutional Partners, L.P. (“Institutional Partners”) owns 2,029,237 shares of Common Stock.  Oracle Ten Fund Master, L.P. (“Ten Fund”) owns 2,513,742 shares of Common Stock.  After giving effect to these transactions, The Feinberg Family Foundation (the “Foundation”) and Oracle Investment Management, Inc. Employees’ Retirement Plan (the “Retirement Plan”) own 32,000 and 135,000 shares of Common Stock, respectively.

Larry N. Feinberg serves as the managing member of Oracle Associates, LLC, the general partner of Partners, Institutional Partners and Ten Fund, and accordingly, may be deemed to be the indirect beneficial owner of the shares beneficially owned by Partners, Institutional Partners and Ten Fund. Mr. Feinberg also serves as the trustee of the Foundation and is the sole shareholder, director and president of Oracle Investment Management, Inc., which serves as investment manager to Ten Fund and to the Retirement Plan. Accordingly, Mr. Feinberg may be deemed to be the beneficial owner of the shares beneficially owned by Ten Fund, the Foundation and Retirement Plan. Mr. Feinberg disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(2)
This amount represents the weighted average purchase price of the 7,000 shares of Common Stock purchased by the Foundation for $1.79 per share and the 35,000 shares of Common Stock purchased by Retirement Plan for $1.82 per share.

(3)
Partners owns 9,687,646 shares of Common Stock.  Institutional Partners owns 2,029,237 shares of Common Stock.  Ten Fund owns 2,513,742 shares of Common Stock. After giving effect to these transactions, the Foundation and Retirement Plan own 39,500 and 176,013 shares of Common Stock, respectively.

Larry N. Feinberg serves as the managing member of Oracle Associates, LLC, the general partner of Partners, Institutional Partners and Ten Fund, and accordingly, may be deemed to be the indirect beneficial owner of the shares beneficially owned by Partners, Institutional Partners and Ten Fund. Mr. Feinberg also serves as the trustee of the Foundation and is the sole shareholder, director and president of Oracle Investment Management, Inc., which serves as investment manager to Ten Fund and to the Retirement Plan. Accordingly, Mr. Feinberg may be deemed to be the beneficial owner of the shares beneficially owned by Ten Fund, the Foundation and Retirement Plan. Mr. Feinberg disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(4)
Partners owns 9,687,646 shares of Common Stock.  Institutional Partners owns 2,029,237 shares of Common Stock.  Ten Fund owns 2,513,742 shares of Common Stock. After giving effect to these transactions, the Foundation and Retirement Plan own 44,500 and 204,687 shares of Common Stock, respectively.

Larry N. Feinberg serves as the managing member of Oracle Associates, LLC, the general partner of Partners, Institutional Partners and Ten Fund, and accordingly, may be deemed to be the indirect beneficial owner of the shares beneficially owned by Partners, Institutional Partners and Ten Fund. Mr. Feinberg also serves as the trustee of the Foundation and is the sole shareholder, director and president of Oracle Investment Management, Inc., which serves as investment manager to Ten Fund and to the Retirement Plan. Accordingly, Mr. Feinberg may be deemed to be the beneficial owner of the shares beneficially owned by Ten Fund, the Foundation and Retirement Plan. Mr. Feinberg disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(5)
This amount represents the weighted average purchase price of the 5,000 shares of Common Stock purchased by the Foundation for $1.60 per share and the 28,674 shares of Common Stock purchased by Retirement Plan for $1.61 per share.